UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

Allurion Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41767	92-2182207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive
Natick, Massachusetts		01760
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 647-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of common stock, each at an exercise price of $202.50 per share of common stock	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Note Purchase Agreement

As previously disclosed, on April 14, 2024, Allurion Technologies, Inc., a Delaware corporation (the “Company”), RTW Investments, LP (“RTW”), as agent for the purchasers (the “Purchasers”) party thereto from time to time (RTW in such capacity, the “Principal Purchaser”), and Acquiom Agency Services LLC, as collateral agent for the Purchasers and the Principal Purchaser, entered into a Note Purchase Agreement (the “Original Note Purchase Agreement”). The Original Note Purchase Agreement was subsequently amended by that certain First Amendment to Note Purchase Agreement dated as of April 16, 2024, the Acknowledgement and Waiver dated as of September 26, 2024, and the Omnibus Amendment dated as of January 7, 2025 (as so amended, the “Existing Note Purchase Agreement”).

Pursuant to the Existing Note Purchase Agreement, the Company issued and sold $48 million aggregate principal amount of convertible senior secured notes (the “Notes”) to the Purchasers in a private placement transaction.

On April 15, 2025, the Company, the Principal Purchaser and the Purchasers entered into a Second Amendment to Note Purchase Agreement (the “Amendment"), which amended the Existing Note Purchase Agreement to reflect additional conversion and other provisions, including provisions permitting the conversion of the Notes at reduced conversion prices, resulting in the potential issuance of additional shares, which had been approved by the Company’s stockholders at the Special Meeting of Stockholders held on April 10, 2025.

The Amendment provides for the mandatory conversion of $5 million of principal amount of Notes in the event the Company’s market capitalization, as determined in accordance with the rules of the New York Stock Exchange (the “NYSE”) or such other nationally recognized securities exchange upon which the common stock, par value $0.0001 per share, of the Company (the “common stock”) is then listed, is reasonably expected to fall below $15 million (the “Market Capitalization Condition”). In the event such Market Capitalization Condition is triggered, the Purchasers shall provide notice to the Company, and the Company shall accept such notice, to convert $5 million aggregate principal amount of Notes at the Floor Conversion Rate (defined below), and such amount shall be converted into 1,492,537 shares of common stock of the Company.

On April 16, 2025, the Purchasers provided notice of conversion of $5 million of principal amount of Notes based on the closing price of the common stock on the immediately preceding trading day and resulting market capitalization of less than $15 million. Each of the Company and the Purchasers has agreed that it is reasonably expected that such market capitalization will remain below $15 million for the period of time that would result in delisting under NYSE rules and, accordingly, that the Market Capitalization Condition has been triggered and such mandatory conversion of $5 million of principal amount of Notes shall occur at the floor price of $3.35 per share. The Company will issue and deliver to the Purchasers an aggregate of 1,492,537 shares of common stock (subject to rounding for fractional shares) in accordance with the terms of the Amendment.

In the event such Market Capitalization Condition is triggered, the Purchasers also have the right to provide notice to the Company to convert up to an additional $5 million of aggregate principal amount of Notes into shares of common stock at an agreed conversion rate. The Company has the right to accept or reject such conversion in its sole discretion. The Company and the Purchasers will mutually agree on the agreed conversion rate, provided that it is not more than 298.5075 shares of common stock per $1,000 principal amount of Notes, reflecting a floor conversion price of $3.35 per share of common stock (such rate, the “Floor Conversion Rate”).

In addition, without regard to the Market Capitalization Condition, the Purchasers may provide the Company notice to convert up to an additional $5 million aggregate principal amount of Notes into shares of common stock at the 5-Day VWAP Conversion Rate, which the Company may accept or reject in its sole discretion. The "5 Day VWAP Conversion Rate” is the lesser of (i) the quotient of $1,000 divided by the daily volume weighted average price of the common stock for the five consecutive trading day period ending on the trading day immediately preceding the date of the delivery of the Purchaser’s notice discounted by five percent and (ii) the Floor Conversion Rate.

Finally, during the one year period ending on April 15, 2026, the Purchasers in their sole discretion may provide the Company notice to convert up to an additional $1 million aggregate principal amount of Notes in any 30-day period into shares of common stock at the 5-Day VWAP Conversion Rate. If the Purchasers do not exercise their right to provide a notice to convert all or a portion of $1 million aggregate principal amount of Notes per month, any shortfall may be included in the amount to be converted in a subsequent 30-day period. The maximum principal amount of Notes that may be converted under such monthly conversion provision is $12 million.

The Amendment also contains an agreement by the Purchasers that, without the prior written consent of the Company, until the Voting Agreement Termination Date (defined below), at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance in which a vote, consent or other approval of stockholders is sought, the Purchasers will either, at their sole option (i) abstain from voting the shares of common stock issued pursuant to the new conversion provisions set forth in the Amendment described above, or (ii) vote such shares in proportion to the votes cast on the applicable matter with respect to the shares of common stock beneficially owned by persons other than the Purchasers or any of their affiliates. Such voting agreement shall terminate upon the earlier of (i) the effective date of any Fundamental Change or Make-Whole Fundamental Change (as such terms are defined in the Existing Note Purchase Agreement) and (ii) the date on which the Purchasers and their affiliates collectively have the power to vote shares of common stock (including the shares issued upon conversion pursuant to the Amendment) representing less than 9.9% of the voting power of the outstanding shares of the Company (such date, the “Voting Agreement Termination Date”).

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The offer, issuance and sale of the Notes issued or issuable pursuant to the Existing Note Purchase Agreement have not been, and will not be, registered under the Securities Act or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered sales of Equity Securities

The information set forth under the heading "Amendment to Note Purchase Agreement" in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Second Amendment to Note Purchase Agreement, dated as of April 15, 2025, by and among Allurion Technologies, Inc., the purchasers party thereto, and RTW Investments, LP, as agent for the purchasers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date:	April 17, 2025	By:	/s/ Brendan M. Gibbons
		Name: Title:	Brendan M. Gibbons Chief Legal Officer